Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2012 and 2011

	1st Quarter		Change
(in thousands, except per share data)	2012	2011
Operating Revenues
Oil and gas operations	$223,957	$216,792	$7,165
Natural gas distribution	194,487	269,572	(75,085)

Total operating revenues	418,444	486,364	(67,920)

Operating Expenses
Cost of gas	59,586	131,749	(72,163)
Operations and maintenance	110,561	103,782	6,779
Depreciation, depletion and amortization	94,534	61,128	33,406
Asset impairment	21,545	—	21,545
Taxes, other than income taxes	26,235	28,175	(1,940)
Accretion expense	1,813	1,649	164

Total operating expenses	314,274	326,483	(12,209)

Operating Income	104,170	159,881	(55,711)

Other Income (Expense)
Interest expense	(15,425)	(9,404)	(6,021)
Other income	2,032	1,230	802
Other expense	(113)	(163)	50

Total other expense	(13,506)	(8,337)	(5,169)

Income Before Income Taxes	90,664	151,544	(60,880)
Income tax expense	33,258	57,276	(24,018)

Net Income	$57,406	$94,268	$(36,862)

Diluted Earnings Per Average Common Share	$0.79	$1.30	$(0.51)

Basic Earnings Per Average Common Share	$0.80	$1.31	$(0.51)

Diluted Avg. Common Shares Outstanding	72,326	72,240	86

Basic Avg. Common Shares Outstanding	72,102	72,001	101

Dividends Per Common Share	$0.14	$0.135	$0.005

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2012 and December 31, 2011

(in thousands)	March 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$49,618	$9,541
Accounts receivable, net of allowance	203,642	231,925
Inventories	72,539	74,012
Regulatory asset	54,790	57,143
Other	55,914	71,547

Total current assets	436,503	444,168

Property, Plant and Equipment
Oil and gas properties, net	4,005,163	3,783,842
Utility plant, net	818,420	813,428
Other property, net	23,827	23,506

Total property, plant and equipment, net	4,847,410	4,620,776

Other Assets
Regulatory asset	91,478	95,633
Long-term derivative instruments	10,608	31,056
Other	46,773	45,783

Total other assets	148,859	172,472

TOTAL ASSETS	$5,432,772	$5,237,416

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Long-term debt due within one year	$1,000	$1,000
Notes payable to banks	165,000	15,000
Accounts payable	340,633	302,048
Regulatory liability	30,049	58,279
Other	137,349	167,552

Total current liabilities	674,031	543,879

Long-term debt	1,153,686	1,153,700

Deferred Credits and Other Liabilities
Regulatory liability	74,159	87,234
Deferred income taxes	813,451	806,127
Long-term derivative instruments	61,066	34,663
Other	182,555	179,650

Total deferred credits and other liabilities	1,131,231	1,107,674

Total Shareholders’ Equity	2,473,824	2,432,163

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,432,772	$5,237,416

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2012 and 2011

	1st Quarter		Change
(in thousands, except sales price data)	2012	2011
Oil and Gas Operations
Operating revenues
Natural gas	$75,580	$95,599	$(20,019)
Oil	124,314	103,256	21,058
Natural gas liquids	23,712	17,533	6,179
Other	351	404	(53)

Total	$223,957	$216,792	$7,165

Production volumes
Natural gas (MMcf)	19,092	17,334	1,758
Oil (MBbl)	1,953	1,364	589
Natural gas liquids (MMgal)	26.0	19.7	6.3
Total production volumes (MMcfe)	34,530	28,338	6,192
Total production volumes (MBOE)	5,755	4,723	1,032
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$3.96	$5.52	$(1.56)
Oil (barrel)	$63.65	$75.70	$(12.05)
Natural gas liquids (gallon)	$0.91	$0.89	$0.02
Revenue per unit of production including effects of qualifying cash flow hedges
Natural gas (Mcf)	$3.94	$5.52	$(1.58)
Oil (barrel)	$85.12	$75.70	$9.42
Natural gas liquids (gallon)	$0.87	$0.89	$(0.02)
Revenue per unit of production excluding effects of all derivative instruments
Natural gas (Mcf)	$2.69	$4.01	$(1.32)
Oil (barrel)	$77.12	$88.67	$(11.55)
Natural gas liquids (gallon)	$0.99	$1.01	$(0.02)
Other data
Lease operating expense (LOE)
LOE and other	$56,612	$46,945	$9,667
Production taxes	14,162	12,283	1,879

Total	$70,774	$59,228	$11,546

Depreciation, depletion and amortization	$84,088	$51,348	$32,740
Asset impairment	$21,545	$—	$21,545
General and administrative expense	$17,943	$18,894	$(951)
Capital expenditures	$340,967	$140,323	$200,644
Exploration expenditures	$1,789	$614	$1,175
Operating income	$26,005	$85,059	$(59,054)

Natural Gas Distribution
Operating revenues
Residential	$130,509	$187,674	$(57,165)
Commercial and industrial	46,756	66,906	(20,150)
Transportation	15,598	16,493	(895)
Other	1,624	(1,501)	3,125

Total	$194,487	$269,572	$(75,085)

Gas delivery volumes (MMcf)
Residential	8,238	12,591	(4,353)
Commercial and industrial	3,442	5,000	(1,558)
Transportation	12,036	12,970	(934)

Total	23,716	30,561	(6,845)

Other data
Depreciation and amortization	$10,446	$9,780	$666
Capital expenditures	$14,943	$13,540	$1,403
Operating income	$78,560	$75,059	$3,501

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